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                                                                   Exhibit 10.43

                      CUSTOMER SUPPORT SERVICES AGREEMENT

This Support Services Agreement (the "Agreement") is entered into by and between Microsoft Corporation ("Microsoft"), a Washington corporation, located at One Microsoft Way, Redmond, Washington and RMH Teleservices, Inc. ("Company"), a Pennsylvania_corporation, located at 40 Morris Avenue, Bryn Mawr, PA 19010 (collectively, the "Parties"), and effective as of October 1, 2000 ("Effective Date").

                                 R E C I T A L S

     WHEREAS, Company is engaged in the business of providing call center services to commercial customers; and

     WHEREAS, Microsoft desires to engage Company to provide the specific call center services described below during the Term for MSN Internet Access upon the terms and conditions set forth below and in the attached exhibits hereto (as described herein);

     NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Microsoft agree as follows:

1.   DEFINITIONS.

     The capitalized terms listed below shall have the following meanings when used in this Agreement and any exhibits, attachments, and amendments.

 (a) "Abandoned Call" shall mean a Call that reaches the ACD but is terminated prior to being answered by a Support Professional.

 (b) "ACD" shall mean the automatic call distribution system located at Company's facility.

 (c) "Average Speed to Answer" or "ASA" shall mean the average time before a Call is answered by a Support Professional. The counter starts when the Call is presented to the ACD, and does not include the main greeting time prior to presentation to the ACD.

 (d) "Call" shall mean a telephone call routed to Company for resolution pursuant to the terms of this Agreement.

 (e) "Customer" shall mean any end-user or potential end-user of a Product.

 (f) "Effective Date" shall mean the date on which this Agreement becomes effective as set forth in the first paragraph of this Agreement.

 (g) "E-mail Inquiry Response Time" shall mean the time interval between the time at which an electronic inquiry entered the Company's mailbox and the time at which a final response resolving the matter was sent back to the originator of the electronic inquiry.

 (h) "E-mail Inquiry Support Services" shall mean the services specified herein to be provided by Company to Customers whose electronic messages are directed to Company via a predetermined electronic mailbox.

                             Microsoft Confidential                            1
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 (i) "Handled Calls" shall mean total Calls taken by a Support Professional, as opposed to calls resolved or terminated in the ACD.

 (j) "Offered Calls" shall mean total Calls presented to the ACD and does not include Calls that terminate prior to reaching the ACD. This is also the sum of total Handled Calls and Abandoned Calls.

 (k) "Product" shall mean the MSN Internet Access service.

 (l) "Service Level Requirements" shall be those requirements set forth in
     Section 2(b).

 (m) "Services" shall mean the customer support services to be provided by Company under this Agreement as specified in the applicable Exhibit A (Customer Service Support Services A-1, Remote Account Creation Services A-2 and Save Support A-3).

 (n) "Support Professional" shall mean any individual, including, but not limited to, employees, agents or independent contractors, approved by Microsoft, of Company, who has any responsibility for providing any Services in accordance with the terms of this Agreement, including, without limitation, supervisors and other management personnel.

 (o) "Talk Time" shall mean the total time from when a Handled Call was answered by a Support Professional until the time that the Call connection is disconnected. "Average Talk Time" or "ATT" shall mean the total Talk Time during the applicable period divided by the total Handled Calls during the applicable period.

 (p) "Term" shall mean the duration of this Agreement pursuant to Section 7.

2.   SERVICES.
     --------

     (a)  General.  Company agrees to provide Services to Customers on a
          -------
nonexclusive basis in accordance with the terms and conditions of this Agreement. The Services shall include, without limitation, responding to all telephone and e-mail (upon the mutual approval of the parties) inquiries from Customers, concerning the Product. Company will be responsible for maintaining all necessary equipment, software and services necessary to provide the Services including, without limitation, the equipment and software necessary to handle all Customer telephone and e-mail inquires, including all costs associated therewith. Microsoft will be responsible for the provision and maintenance of the telecommunication equipment which directs telephone calls from Microsoft to Company's ACD.

     (b)  Performance Requirements/Escalation Procedures.
          ----------------------------------------------

          (i) Company shall use reasonable efforts and capable expertise to resolve Customer inquiries; provided that Company shall, at a minimum, follow all policies and procedures set forth in any training materials as described in
Section 2(j).

          (ii) Unless otherwise specified on the applicable Exhibit A1-A3, Company shall meet or exceed the following Service Level Requirements:

             [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT]

              Microsoft Confidential                                           2
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For telephone calls, the "Service Level" will represent the percentage of calls presented to the Company's ACD that are answered by a Support Professional within the specified timeframe. For e-mail inquiries, the "Service Level Requirement" will represent the percentage of inquiries answered between the time at which an e-mail inquiry entered the Company's mailbox and the time at which a reasonable response resolving the matter was sent back to the originator of the e-mail inquiry. Company's compliance with the Service Level Requirements will be calculated on a monthly basis using the average of all of the days of the month.

In any calendar month when Company fails to meet a particular Service Level Requirement for a given Service (i.e. telephone call or e-mail inquiry) the following Performance Adjustment Deduction, unless otherwise specified on the applicable Exhibit A1-A3, will be credited against that particular month's applicable Fees for that Service:

             [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT]

In the event, however, that the actual call volume received for a given month exceeds 110% of the forecasted amount and Company has achieved the forecasted number of Handled Calls as Microsoft has forecasted for that month, Company will be relieved of all service level penalties.

Under no circumstances shall Company implement a "forced busy signal" or in any other way block call or e-mail traffic without Microsoft's express written consent. For any day during which unauthorized busy signals or blocking are implemented, that day's performance will be counted as zero percent (0 %) for the purposes of calculating a deduction in Service Fees.

          (iii)  Customer Surveys. Unless otherwise specified on the applicable
                 ----------------
Exhibit A1-A3, Company shall ensure that at least [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] of the Customers surveyed rate the service provided by Company "Very Satisfied" (the "Single Quality Service Requirement") and at least [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] surveyed rate the service either "Very Satisfied" or "Somewhat Satisfied" (the "Combined Quality Service Requirement") as measured in "Quality Service Monitor Surveys." Such surveys may be conducted by Microsoft or a third party survey vendor selected by Microsoft ("Surveyor") on a quarterly basis, or more or less frequently as reasonably determined by Microsoft. Company shall cooperate with Surveyor in providing the names, e-mail addresses and phone numbers of all Customers who have contacted Company for support during the survey period, and this data shall be provided within twenty-four (24) hours from the time of the Customer contacting Company. The Surveyor, at Microsoft's expense, will select the respondents, call back after service has been delivered, administer the survey,

                             Microsoft Confidential                            3
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calculate the results and report the results to Microsoft and Company within a mutually agreed upon time frame. In the event that Company's actual performance is less than the Quality Service Requirement, a deduction will be credited against the total amount of the per minute rate applicable for that particular month (or other time period as may be determined by Microsoft) as specified in
Section 4(a). In the event that Company's actual performance is greater than the Quality Service Requirement, a positive adjustment will be made to the amount of the per minute rate applicable for that particular month (or other time period as may be determined by Microsoft) as specified in Section 4(a).

          (iv)  Escalation Procedures. In the event Company is unable to resolve
                ---------------------
an inquiry after applying reasonable efforts and capable technical expertise, Company shall escalate the problem to Microsoft as described in the training materials provided by Microsoft, which escalation shall in no event occur later than twenty-four(24) hours after the time of the initial inquiry.

     (c)  Equipment.  At all times during the Term, Company will maintain and
          ---------
use in providing the Services, at its own expense, an ACD which at a minimum shall include automated functionality including, a voice response unit. Company shall provide, at its own expense, all equipment, services and software necessary to provide the Services including, without limitation, internet access, telephones, phone lines, headsets, equipment and software needed to operate the ACD, the tools provided by Microsoft (e.g. CSS) and personal computers as specified on Exhibit D.

     (d)  Backup. Company recognizes the need to provide assistance to Customers
          ------
in the event of any disruption in service from any cause, including but not limited to incapacitating damage to equipment or facilities required in the performance of the Services, caused by fire, civil disturbance, strikes, acts of nature or similar situations. In the event Company's facility is incapacitated for any reason, Company will follow Company's own policies and procedures, including, but not limited to, its backup and disaster recovery procedures which are attached as Exhibit C and shall be subject to the approval of Microsoft, in order to resume providing Services according to the terms of this Agreement. Microsoft shall have the right to suspend this agreement until services can be resumed if Company is not able to resume services within 24 hours after the disruption of service occurred.

     (e)  Reporting.* Unless otherwise specified on the applicable Exhibit
          ---------
A1-A3, Company shall provide Microsoft with the data and reports as specified in this section in a format designated by Microsoft.

          (i)  Telephone Services.  Company will provide Microsoft the following
               ------------------
ACD statistics on a daily, weekly and monthly basis (as applicable):

        . Service Level on Company's ACD
        . Offered Calls to Company's ACD
        . Calls resolved or terminated in Company's ACD
        . Handled Calls on Company's ACD
        . Average Speed to Answer on Company's ACD
        . Average Talk Time on Company's ACD
        . Number of Abandoned Calls on Company's ACD
        . Percentage of Abandoned Calls to total Calls on Company's ACD
        . Call incident type (at least ninety percent (90%) of Handled Calls must be coded by the Support Professional)
        . Percentage of calls logged in the Call Tracking Tool provided or approved by Microsoft

          (ii)   E-mail Services.  Unless otherwise specified on the applicable
                 ---------------
Exhibit A1-A3, Company will

                             Microsoft Confidential                            4
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provide Microsoft the following statistics on a daily, weekly and monthly basis:

        . Total number of e-mail inquiries received segregated by source
        . Total number of e-mail inquiries handled/completed.
        . Total number and percentage resolved within twenty-four hours of receipt.
        . Average E-mail Inquiry Response Time.
        . Aging report on inquiries not resolved within twenty-four hours.
        . E-mail Inquiry incident types (including cancellations).
        . Explanation to Microsoft when less than ninety percent (90%) of inquiries are resolved within twenty-four hours and for each inquiry not resolved within seventy-two hours.
        . Weekly executive summary report of center e-mail inquiry performance

* Microsoft and Company mutually agree that reporting requirements will be met on a reasonable efforts basis during any disruptions due to Microsoft provided tools and/or systems and, for reports tied to the CSS tool, during the CSS pilot phase.

          (iii) General Information. Unless otherwise specified on the applicable Exhibit A1-A3, Company will provide Microsoft the following statistics:

        . Weekly report of issues escalated and aging inquiries, as well as top ten issues.
        . Daily exception report when service level targets are not met
        . Weekly, monthly, and cumulative listing of the ten (10) most frequently raised incident types.

          (iv)   Staffing.  Company shall provide a monthly staffing report that
                 --------
identifies new hires, attrition, training hours, test results from training, a mutually approved measurement of the Support Professionals' ability to resolve the ten most common support issues. Company will provide a breakdown by tenure of attrition and the reason for the loss of the employee (i.e. transfer, promotion, left Company, etc.).

          (v) Monday through Thursday daily statistics will be delivered by 7 a.m. Pacific Standard Time the next morning. Friday through Sunday daily reports and weekly reports will be delivered by 7 a.m. Pacific Standard Time the next Monday. Monthly reports will be issued the next business day from the end of each month. Daily reports will include month-to-date and quarter-to-date totals for all categories.

          (vi) Company shall provide Microsoft, in the format requested by Microsoft, with monthly business summaries, quarterly business review, weekly executive summary of center and program performance and daily exception reports when service level targets are not met.

     (f)  Onsite Inspection. Upon twenty-four (24) hours prior notice, Microsoft
          -----------------
has the right to make onsite visits to any facility from which Company provides the Services, at Microsoft's discretion, for the purpose of confirming compliance with the terms of this Agreement. In connection with said visits, Company will provide to Microsoft, at no charge, as and when required by Microsoft, one office at each facility equipped with the same standard office equipment as is provided to management personnel of Company at such facility.

     (g)  Subcontracting. Company will not subcontract any of its obligations or
          --------------
sublicense any of its rights hereunder without the prior written approval of Microsoft except to RMH Teleservices International, Inc., a wholly owned subsidiary of the Company.

                             Microsoft Confidential                            5
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     (h)  Confidentiality of Service Requests/Incidents. Except as expressly
          ---------------------------------------------
provided herein, nothing in this Agreement shall give Company the right to modify, reproduce, distribute and/or publish any information regarding the Services including, without limitation, inquiries from Customers, Customer information obtained by Company, statistics regarding customer incidents, or Company's resolution of incidents, all of which shall be considered confidential information under this Agreement, as further discussed in Section 9.

     (i)  Personnel.
          ---------

          (i) Company shall be responsible for determining the number of Support Professionals to be employed by Company for the purpose of handling all Company obligations under the Agreement. Company shall be solely responsible for all compensation of any nature accruing to the Support Professionals for Services performed by the Support Professionals. Company shall collaborate with Microsoft in the definition of the hiring profile and job skill set for Support Professionals. Company shall ensure that all Support Professionals have reference checks completed prior to providing services hereunder. Company shall provide Microsoft with complete information regarding its hiring practices, including but not limited to information regarding hiring profiles, experience base and skills of trainers. All Support Professionals shall be competent in personal computer use, and have the ability to support on-line applications as set forth in the Microsoft provided Hiring Profile as updated from time to time and provided to the Company.

          (ii) If the volume of inquiries warrants and the parties mutually agree, then Company shall provide one person to serve as Business Analyst for the Products (or individual products as the parties may mutually agree).

     (j)  Company-Provided Training.
          -------------------------

          (i) Company is responsible for implementing training procedures for all Support Professionals to ensure that such personnel comply with the requirements of this Agreement. Specifically, Company shall ensure that all Support Professionals undertake and successfully complete all applicable training programs for the Product provided or required by Microsoft, from time to time, as Microsoft in its sole discretion deems necessary to enable Company to provide the Services outlined in this Agreement including, without limitation, training on client server and Web server environments. At all times during the Term, Company shall ensure that each Support Professional is capable of responding to Customer inquiries regarding the Product for which Company is currently providing Services. All training materials, courses, policies and procedures to be implemented by Company with regard to the Services (including the expected length of each training course) must be approved by Microsoft in writing prior to the start of the training course. Company will designate at least one ongoing trainer for the Services. Company shall develop both pre- and post-training tests to measure training effectiveness, and it will use reasonable efforts to ensure that, on an ongoing basis, all Support Professionals can solve the ten most common support issues of the previous month for the Product in a manner consistent with Microsoft practices.

          (ii) Company will assign trainers to the Product who perform well in a high-change environment, who demonstrate a passion for representing Microsoft and the Product, and who achieve quality results through performance-based teaching methods. Company will provide classrooms with systems and software suited for hands-on learning and include activity-based learning in all training. Company will certify a pool of trainers on the IMPACT Service Delivery programs.

     (k)  Microsoft Provided Training. Microsoft will provide "train-the-
          ----------------------------
trainer" training at no charge to Company. Such training includes but is not limited to any scripts, product information,

                             Microsoft Confidential                            6
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communications collateral, procedures, policies, support solutions, job aids and/or specific guidelines by Microsoft for handling calls. Company will utilize Supportweb as the single- source of information for the Product. Company will educate and promote use of Supportweb. Training shall include a Microsoft-conducted training session for Company trainers to be conducted at a mutually agreed upon location. Company acknowledges and agrees that as a result of Microsoft providing "train-the- trainer" training and materials, Company shall be responsible for internal and ongoing training, per Microsoft's Training Implementation specification, of the Support Professionals after receiving the "train-the-trainer" training and materials. Company is granted a non-exclusive, personal, non-transferable, non- assignable, royalty-free license to reproduce for the Term such "train-the- trainer" materials for its internal use only, to provide the internal and ongoing training required under the terms of this Agreement. Microsoft's training materials may not be reproduced, adapted, distributed, used, or made available to the public or any third party, except as expressly licensed in this Agreement or otherwise in writing by Microsoft. Company will ensure that all materials provided to any Support Professional pursuant to this Agreement will be returned to Company upon termination of such person's relationship with Company. The license grant provided for in this section shall expire upon expiration or termination of this Agreement. Upon expiration or termination of this Agreement, Company shall immediately return to Microsoft, or, at Microsoft's direction, destroy, any and all materials provided to Company by Microsoft under this Agreement, including all copies thereof.

     (l)  Training Quality Review and Monitoring. Company trainers and a small
          --------------------------------------
representative sample of Support Professionals shall provide input in the definition, design and development of training materials and courses developed by Microsoft, and of rollout plans for new training required by Microsoft, if requested by Microsoft. Company shall provide Microsoft with information regarding the effectiveness of the training materials and corresponding Support Professional performance test data on a quarterly basis, as well as information regarding planned and actual training programs conducted by Company. This information includes but is not limited to: Support Professional skill profile information, course evaluations, as well as knowledge and performance testing data. Company will also provide Microsoft shall have the right to conduct random quality checks on training materials and courses implemented by Company. Microsoft shall have the right, upon reasonable notice, to audit Company's training programs and training attendance records and quality statistics for Support Professionals to ensure compliance with the training requirements in this Agreement. Such audit rights shall include, without limitation, onsite audits at facility where Company is providing the Services.

     (m)  LAN Security. Company shall comply with the terms of Exhibit B,
          ------------
Security Obligation

     (n)  Changes in Service.
          ------------------

          (i) Microsoft may request reasonable changes in the scope or manner of performance of the Services being performed by Company hereunder. All change requests will be submitted in writing to the Company authorized representative. Upon receipt of each such request from Microsoft ("Change Request"), Company will evaluate the impact that the Change Request will have on the resources required by Company to perform the Services and the amounts then payable to Company hereunder. Company will give written notice to Microsoft as to the results of such evaluation ("Change Proposal") as soon as reasonably possible following receipt of that Change Request.

          (ii) To the extent that such changes set forth in the Change Request can reasonably be performed within the Service Level Requirements then established for the Services without a material increase (as reasonably agreed to by Company) in the Company resources then being utilized, there will be no adjustments to the amounts payable to Company hereunder, and Company will begin performing the Services in accordance with the Change Request within thirty (30) days of Microsoft's submission of such Change Request.

                            Microsoft Confidential                             7
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          (iii)  If the requested changes set forth in the Change Request cannot be performed within the Service Level Requirements then-established for the Services without a material increase in Company resources then being utilized, the parties agree to negotiate in good faith (and document in writing) a mutually agreeable and fair adjustment to the amounts to be paid to Company hereunder for the modified Services. Company shall begin performing the requested changes after the parties have agreed on the additional amounts to be paid to Company.

     (o)  Insurance.
          ---------

          (i) Prior to the date on which this Agreement is executed and throughout the entire performance of Services by Company, Company shall procure and maintain insurance reasonably adequate to cover any and all liability that Company may incur as a result of the performance of Services under this Agreement. Without limiting the foregoing, Company agrees that such insurance shall include the following lines of coverage (with minimum limits of [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] per occurrence) to the extent the Agreement creates exposures generally covered by these insurance policies:
Commercial General Liability (Occurrence Form), Automobile Liability, Workers Compensation (statutory limits), and Employers Liability and Company shall maintain Professional Liability; and Errors & Omissions Liability Insurance with policy limits of not less than [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] Dollars [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] for each claim with a deductible of not more than [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] Dollars [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] Such insurance shall include coverage for infringement of any proprietary right of any third party, including without limitation copyright, trade secret, and trademark infringement as related to Company's performance under this Agreement. The insurance retroactive coverage date will be no later than the Effective Date. Company shall maintain an extended reporting period providing that claims first made and reported to the insurance company within two (2) years after Microsoft's final payment for the Services will be deemed to have been made during the policy period.

          (ii) Upon request, Company shall deliver to Microsoft proof of such coverage. In the event that Company's proof evidences coverage which Microsoft reasonably determines to be less than that required to meet Company's obligations created by this Agreement, then Company agrees that it shall promptly acquire such coverage and notify Microsoft in writing thereof.

     (p)  Employee Performance. Company may assign, reassign and substitute
          --------------------
personnel, including, but not limited to, any Support Professional, at any time and may provide the same or similar services and materials to other customers upon prior written notice to Microsoft. Company shall allocate its resources in such a manner that Microsoft shall receive sufficient quantitative and qualitative access to Company resources to ensure that all Services required or desired by Microsoft are provided; provided that Company shall use its reasonable efforts to maintain the most experienced employees on the Product account and shall provide employees assigned to the Product account with a career path that encourages such employees to remain assigned to the Product account. Microsoft shall have the right to require that any Support Professional be replaced, in Microsoft's sole discretion, so long as Microsoft provides written notice to Company allowing Company a reasonable period of time, if appropriate under the circumstances, to substitute other appropriate personnel.

     (q)  Performance Reviews. Company and Microsoft agree that (i) on a monthly
          -------------------
basis, Microsoft shall make commercially reasonable efforts to provide Company with a written status report of Company's performance and activities under the Agreement for the preceding month, and Company shall make commercially reasonable efforts to provide Microsoft with a written status report on Company's performance and efforts under the Agreement for the preceding month, and (ii) at least once every six (6) months, the Parties shall meet in a mutually agreed upon location for a face-to-face meeting during which time the Parties shall present to each other relevant information, statistics and other feedback regarding the Parties' performance and activities during the preceding six (6) month period. Each party shall be

                             Microsoft Confidential                            8
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responsible for all costs incurred by such party in connection with the foregoing meetings. Nothing in this paragraph shall prevent more frequent reviews being performed by either party.

     (r)  Forecasting.  Microsoft will provide Company with a rolling sixty (60)
          -----------
day forecast of Call volumes and average Talk Time, such forecast may be updated no later than 30 thirty days prior to the first day of the applicable month. If Microsoft does not provide a forecast for any month then the forecast for the most recent preceding month shall apply.

     Company acknowledges that Microsoft is not guaranteeing this volume, either stated or implied, and Company further acknowledges that it possesses the necessary tools, systems and expertise to properly forecast for the purpose of ensuring that Service Level Requirements are met. In no way is this section to be construed as a guarantee of volume to Company. Microsoft and Company will agree on forecasted Call volumes a minimum of 30 days prior to the first day of the following month.

     (s)  Facilities.  Company will use its best efforts to provide all Services
          ----------
at the facilities specified within the applicable Exhibit A1-A3 throughout the Term.

     (t)  Tools.  Company will ensure that each Support Professional shall have
          -----
access to all Microsoft provided tools and systems and any tools and systems that are deemed appropriate by Company in addition to those provided by Microsoft. Company will not modify or replace any tool or system provided by Microsoft unless directed to do so in writing by Microsoft.

3.   OWNERSHIP AND LICENSE GRANTS.
     -----------------------------

     (a)  Microsoft Intellectual Property Rights. Microsoft and its suppliers
          --------------------------------------
own, and will continue to own, all right, title and interest in and to any software, databases, and other works (including without limitation any fixes, patches, files, updates and portions thereof, in any form) that it provides to Company during the Term, and any enhancements to any of the foregoing. All files so provided shall be used by Company in accordance with the terms of this Agreement. Nothing herein shall be construed to authorize Company to modify or make derivative works of any Microsoft proprietary material provided to Company hereunder, except as may be specified otherwise in this Agreement. No proprietary material of Microsoft or its suppliers may be reproduced, adapted, distributed, used, or made available to the public or any third party, except as expressly licensed in this Agreement or otherwise in writing by Microsoft.

     (b)  Customer Information. Company acknowledges and agrees that the
          --------------------
information acquired by Company in connection with the provision of Services pursuant to this Agreement, including, without limitation, customer and prospect information, customer information, sales information, and Microsoft customer lists and updates (including customer names, addresses and telephone numbers) (collectively, "Customer Information") shall be considered proprietary information of Microsoft and all right, title and interest in the Customer Information is owned by Microsoft. Company shall use such Customer Information only as necessary to perform the Services in accordance with this Agreement and shall maintain such Customer Information in strict confidence in accordance with the provisions of Section 9 hereof. Upon request from Microsoft, Company shall provide Microsoft with all Customer Information in Company's possession. Upon termination or expiration of this Agreement, Company shall within ten (10) days thereafter, at Microsoft's sole discretion either (i) provide Microsoft with all documents and materials (including any and all copies) containing Customer Information, together with all other materials and property of Microsoft, which are in its possession or under its control or (ii) destroy all such specified documents and materials (including any and all copies in any and all formats) and provide Microsoft with a certificate of destruction signed by an officer of Company.

                             Microsoft Confidential                            9

     (c)  Use of Microsoft Name. This Agreement does not grant to Company any
          ---------------------
right, title, interest, or license in or to any of Microsoft's names, word marks, logos, logotypes, trade dress, designs, or other trademarks.

4.   PAYMENTS.
     --------

     (a)  (i) Call Fees: Microsoft will pay to Company for Calls as specified in
              ----------
the applicable Exhibit A1-A3, an amount equal to the total Talk Time for all Calls received by Company during the applicable month multiplied by the rate applicable to the Average Talk Time and Quality Score for the applicable month as set forth in the matrix below or as otherwise provided for in the applicable Exhibit A1-A3.

             [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT]


          (ii)   E-mail Fees. Microsoft will pay to Company, as specified in
                 -----------
Section 4(c), an amount to be mutually approved by the parties in writing for the processing of e-mail inquiries.

          (iii)  Adjustments.  The foregoing fees are subject to adjustments,
                 -----------
deductions or credits to such amounts as provided for in this Agreement.

     (b)  Taxes.
          ------

          (i) The amounts to be paid by Microsoft to Company herein do not include any foreign, U.S. federal, state, local, municipal or other governmental taxes, duties, levies, fees, excises or tariffs, arising as a result of or in connection with the transactions contemplated under this Agreement including, without limitation, (A) any state or local sales or use taxes now or hereafter imposed on the provision of goods and services to Microsoft by Company under this Agreement, (B) taxes imposed or based on or with respect to or measured by any net or gross income or receipts of Company, (C) any franchise taxes, taxes on doing business, gross receipts taxes or capital stock taxes (including any minimum taxes and taxes measured by any item of tax preference), (D) any taxes imposed or assessed after the date upon which this Agreement is terminated, (E) taxes based upon or imposed with reference to Company's real and/or personal property ownership and (F) any taxes similar to or in the nature of those taxes described in (A), (B), (C), (D) or (E) above, now or hereafter imposed on Company (or any third parties with which Company is permitted to enter into agreements relating to its undertakings hereunder) (all such amounts,

                             Microsoft Confidential                           10
together with any penalties, interest or any additions thereto, collectively "Taxes"). Microsoft is not liable for any Taxes incurred in connection with or related to the sale of goods and services under this Agreement, and all such Taxes shall be the financial responsibility of Company, provided that Microsoft shall pay to Company Collected Taxes in accordance with subsection (ii) below. Company agrees to indemnify, defend and hold Microsoft harmless from any Taxes (other than Collected Taxes) or claims, causes of action, costs (including, without limitation, reasonable attorneys' fees) and any other liabilities of any nature whatsoever related to such Taxes.

          (ii) Any sales or use taxes described in (i)(A) above that (A) are owed by Microsoft solely as a result of entering into this Agreement, the provision of services by Company under this Agreement, and the payment of the fees hereunder, (B) are required to be collected from Microsoft by Company under applicable law, and (C) are based solely upon the amounts payable under this Agreement (such taxes the "Collected Taxes"), shall be stated separately as applicable on Company's invoices and shall be remitted by Microsoft to Company, and as required Company shall remit to Microsoft official tax receipts indicating that such Collected Taxes have been paid by Company. Microsoft may provide to Company an exemption certificate acceptable to the relevant taxing authority (including without limitation a resale certificate) in which case Company shall not collect the taxes covered by such certificate. Company agrees to take such steps as are reasonably requested by Microsoft to minimize such Collected Taxes in accordance with all relevant laws and to cooperate with and assist Microsoft, at Microsoft's request and cost, in challenging the validity of any Collected Taxes or taxes otherwise paid by Microsoft. Company shall indemnify and hold Microsoft harmless from any Collected Taxes, penalties, interest, or additions to tax arising from amounts paid by Microsoft to Company under this Agreement, that are asserted or assessed against Microsoft to the extent such amounts relate to amounts that have already been paid to or collected by Company from Microsoft under this section. If any taxing authority refunds any tax to Company which Microsoft originally paid to Company, or Company otherwise becomes aware that any tax was incorrectly and/or erroneously collected from Microsoft, or Company otherwise receives an economic benefit (such as an audit offset) as the result of incorrectly and/or erroneously receiving Collected Taxes from Microsoft, then Company shall promptly remit to Microsoft an amount equal to such refund, incorrect collection or tax benefit as the case may be.

          (iii) If taxes are required to be withheld on any amounts otherwise to be paid by Microsoft to Company, Microsoft will deduct such taxes from the amount otherwise owed and pay them to the appropriate taxing authority. At Company's written request and expense, Microsoft will use reasonable efforts to cooperate with and assist Company in obtaining tax certificates or other appropriate documentation evidencing such payment, provided, however, that the responsibility for such documentation shall remain with Company.

          (iv) This tax section shall govern the treatment of all taxes arising as a result of or in connection with this Agreement notwithstanding any other section of this Agreement.

     (c)  Invoices. Payment terms are net [REDACTED DUE TO REQUEST FOR
          --------
CONFIDENTIAL TREATMENT] days after receipt of a valid invoice. A valid invoice shall: (i) be printed on official Company letterhead; (ii) be in hard copy; and
(iii) include backup documentation reasonably acceptable to Microsoft that reconciles the amount(s) summarized in the invoice. Company shall submit each invoice to Microsoft no later than [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] days after the last day of the applicable calendar month. Failure by Company to submit any invoices as required herein for a period in excess of [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] days shall, at Microsoft's option, relieve Microsoft of its obligation to pay for said invoices. In addition, Company shall provide an estimate of charges for the month in accordance with the dates outlined in conjunction with Microsoft's fiscal calendar. If Microsoft and Company disagree on the amount indicated as due in an invoice, then Microsoft will pay all undisputed portions of the invoice in accordance with this Section (c) and will provide Company with written notice of the disputed amount within [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] days of Microsoft's receipt of the applicable invoice and a representative from each of Company and Microsoft shall meet within [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] days of such written notice and shall negotiate

                            Microsoft Confidential                            11
in good faith to resolve such dispute within five (5) days. Any resolution of such dispute shall not preclude Microsoft from performing an audit as specified in Section 11. Payment by Microsoft of any invoices furnished pursuant to this Agreement shall not preclude Microsoft from questioning the correctness thereof at any time, up to one (1) year after receipt of the applicable invoice, and in the event that any mistake is discovered in any such invoice, and Company is apprised of it, Company shall immediately rectify the mistake.

5.   WARRANTIES AND LIMITATION OF LIABILITY.
     --------------------------------------

     (a)  Warranties
          ----------

          (i)  Company warrants that:

               (A) It possesses all necessary authority to enter into this Agreement, and that by so doing it does not violate any other agreements to which it is a party;

               (B) The Services it will provide shall conform in all material respects with all requirements set forth in this Agreement including, without limitation, those Service requirements set forth in Exhibit A;

               (C) The Services will be performed by Company's employees or independent contractors, approved by Microsoft, of Company who have signed confidentiality agreements with Company that require such parties to comply with confidentiality obligations substantially similar to those imposed on Company by this Agreement, including, but not limited to, Section 9 of this Agreement;

               (D) In providing Services to Customers, Company shall make no representations to Customers or any other party or undertake any obligations on behalf of Microsoft (or any of its affiliates) concerning the Product beyond those provided to Company by Microsoft in advance in writing. In providing the Services, Company, including all Support Professionals, shall conform to and comply with all applicable laws and government rules and regulations. Company assumes all responsibility for providing to the Support Professionals any training that may be required to ensure compliance with such laws; and

               (E) Any and all materials Company publishes as part of its Services under this Agreement do not to the best of its knowledge and will not infringe any intellectual property or other proprietary rights owned by Microsoft, its suppliers or affiliates, or any third party, including, but not limited to, any copyright, patent, trademark or trade secret rights.

               (F) Company represents and warrants that (i) any software, hardware or firmware provided by Company to Microsoft or used by Company in connection with the services provided by Company to Microsoft under this Agreement, accurately manipulate, process, compare, display and calculate date or time data from, into, and between the twentieth and twenty-first centuries, including leap years; and (ii) the information technology, financial, operational, communication and other systems and processes used by Company, its subcontractors, agents, and other third parties in connection with Company's business and/or relationship with Microsoft shall not be interrupted or adversely affected by the manipulation, processing, comparison, display or calculation of dates from, into and between the twentieth and twenty-first centuries, including leap years. Additionally, Company agrees to work with Microsoft and provide all necessary information and resources, including but not limited to consulting resources, in a prompt manner should Microsoft have any inquires regarding the Year

                            Microsoft Confidential                            12

     2000 readiness of Company or any of the information or technology that is the subject of this Section.

          (ii) Microsoft warrants that:

                 (A) it possesses all necessary authority to enter into this Agreement, and that by so doing it does not violate any other agreements to which it is a party;

                 (B) to the best of its knowledge, all information supplied by Microsoft to Company shall be accurate and complete; and

                 (C) any and all materials provided to Company by Microsoft do not to the best of its knowledge and will not infringe any intellectual property or other proprietary rights owned by any third party, including but not limited to any copyright, patent, trademark or trade secret rights.

     (b) THIS SECTION 5 CONTAINS THE ONLY WARRANTIES, EXPRESS OR IMPLIED, MADE BY EITHER PARTY. ANY AND ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, ARE EXPRESSLY EXCLUDED AND DECLINED. EACH PARTY DISCLAIMS ANY IMPLIED WARRANTIES, PROMISES AND CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND/OR NON-INFRINGEMENT, WHETHER AS TO THE SERVICES OR ANY DELIVERABLES.

     (c) NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES, ARISING OUT OF OR RELATED TO THIS AGREEMENT INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, AND THE LIKE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS SECTION 5(c) SHALL NOT APPLY TO EITHER PARTY'S (A) ABILITY TO OBTAIN INJUNCTIVE OR OTHER EQUITABLE RELIEF; (B) CONFIDENTIALITY OBLIGATIONS UNDER
SECTION 9; AND (C) THE INDEMNIFICATION OBLIGATIONS UNDER SECTION 6.

6.   INDEMNIFICATION.
     ---------------

     (a)  Company General Indemnification. Company agrees to indemnify, defend,
          --------------------------------
and hold Microsoft and its holding companies, affiliates, successors, officers, directors and employees harmless from and against any and all third party claims, actions, causes of action, demands, costs, liabilities, expenses, and damages (including reasonable attorneys' fees and expenses) arising out of or in connection with: (i) Company's breach of any provision of this Agreement, including the representations and warranties set forth in Section 5 above; (ii) any negligent, reckless or willful act or omission of Company or its employees and temporary employees, independent contractors or agents in connection with the Services provided under this Agreement; (iii) any obligation or liability to employ or assume the obligations to or liabilities of any Company employee that may arise as a result of the transfer or termination of such Company employees (regular or temporary) and/or any act or omission of Company relating to such transfer or termination; or (iv) any claim that any materials Company publishes as part of its Services under this Agreement infringe any intellectual property or other proprietary rights owned by any third party, including, but not limited to, any copyright, patent, trademark or trade secret rights.

     (b)  Microsoft General Indemnification. Microsoft agrees to indemnify,
          --------------------------------
defend, and hold Company and its holding companies, affiliates, successors, officers, directors and employees harmless from and against any and all third party claims, actions, causes of action, demands, costs, liabilities,

                            Microsoft Confidential                            13
expenses, and damages (including reasonable attorneys' fees and expenses) arising solely out of or in connection with: (i) Microsoft's breach of any provision of this Agreement, including the representations and warranties set forth in Section 5 above, and (ii) any materials or products provided by Microsoft to Company for use in providing the Services under this Agreement, provided that Company has used such materials strictly in accordance with any and all instructions provided by Microsoft.

     (c)  Indemnification Process.  If any action shall be brought against
          ------------------------
either party (the "Claimant") in respect to which indemnity may be sought from the other party (the "Indemnifying Party") pursuant to the provisions of this
Section 6, the Claimant shall promptly notify the Indemnifying Party in writing, specifying the nature of the action and the total monetary amount sought or other such relief as is sought therein. The Claimant shall cooperate with the Indemnifying Party at the Indemnifying Party's expense in all reasonable respects in connection with the defense of any such action. The Indemnifying Party may upon written notice to Claimant undertake to conduct all proceedings or negotiations in connection therewith, assume the defense thereof, and if it so undertakes, it shall also undertake all other required steps or proceedings to settle or defend any such action, including the employment of counsel which shall be satisfactory to Claimant, and payment of all expenses. Claimant shall have the right to employ separate counsel and participate in the defense. The Indemnifying Party shall reimburse Claimant upon demand for any payments made or loss suffered by it at any time after the date of tender, based upon the judgment of any court of competent jurisdiction or pursuant to a bona fide compromise or settlement of claims, demands, or actions, in respect to any damages to which the foregoing relates.

7.   Term, Termination and Discontinuation of Services.
     --------------------------------------------------

     (a)  Term. This Agreement shall commence the Effective Date of this
          ----
Agreement and shall continue for a period of one 1) year ("Initial Term"), unless earlier terminated by either party as provided in this Agreement.

     (b)  Renewal.
          -------

          (i) If Company is not in material default under the terms of this Agreement, and provided Company is meeting its Performance Requirements (as defined in Section 8(a) below) at the end of the Initial Term or any Renewal Term (as defined below), then Microsoft may elect to renew this Agreement for an additional one (1) year term ("Renewal Term") with respect to Company's performance of Services by giving Company notice in writing not less than ninety (90) days before the date of expiration of the then-current term hereof.

          (ii) Any renewal pursuant to this Section shall be on the same terms and conditions contained in this Agreement save and except that the rates of the fees payable by Microsoft to Company pursuant to the applicable Exhibits A1-A3 (the "Service Fees") for the Renewal Term shall be established by mutual agreement of the parties. In the event that the parties have not agreed on the rates of the Service Fees for any Renewal Term when the Renewal Term begins, Service Fee rates agreed to subsequently shall be applied retroactively to all Services performed during the applicable Renewal Term. If, within 60 days of the commencement of the Renewal Term the parties have not agreed on Service Fee rates for the Renewal Term, the Service Fee rates applicable during the immediately preceding term (i.e., the Initial Term or preceding Renewal Term, as appropriate) shall apply retroactively to all Services performed during the then-current Renewal Term and for the remainder thereof, and either party shall have the right to terminate the Agreement on sixty (60) days prior written notice.

     (c)  Termination by Microsoft.  In addition, Microsoft may terminate this
          ------------------------
Agreement as follows:

                            Microsoft Confidential                            14

          (i)    For Failure to Meet Performance Requirements.  Microsoft may
                 --------------------------------------------
     terminate this Agreement pursuant to the provisions of Section 8 for Company's failure to satisfy the Performance Requirements.

          (ii)   For Convenience.  Microsoft may terminate this Agreement for
                 ---------------
     convenience (for any or no reason) by giving Company sixty (60) days prior written notice.

          (iii)  For Breach. In the event Company materially breaches any
                 ----------
     provision of this Agreement other than failure to meet the Performance Requirements (breach of which is addressed in Section 8), Microsoft may terminate this Agreement upon sixty (60) days prior written notice which notice shall specify the breach; provided such breach has not been corrected during such sixty (60) day notice period.

     (d)  Immediate Termination by Either Party.  This Agreement may be
          -------------------------------------
terminated immediately by either party in the event that:

          (i)  The other party is in material breach of Section 9; or

          (ii) The other party becomes insolvent or makes any assignment for the benefit of creditors or similar transfer evidencing insolvency; or suffers or permits the commencement of any form of insolvency or receivership proceeding; or has any petition under any bankruptcy law filed against it, which petition is not dismissed within sixty (60) days of such filing; or has a trustee or receiver appointed for its business or assets or any part thereof.

     (e)  Termination by Company for Breach. In the event Microsoft materially
          ---------------------------------
breaches any provision of this Agreement, Company may terminate this Agreement upon sixty (60) days prior written notice provided such breach is not corrected during the sixty (60) day notice period.

     (f)  Other Remedies.  All remedies set forth in this Section 7 shall be
          --------------
in addition to and not in lieu of all other remedies available under this Agreement, at law or in equity, subject to Section 4(b).

     (g)  Effect of Termination. In the event of termination or expiration of
          ---------------------
this Agreement for any reason each and every clause which by its nature is intended to survive the termination of this Agreement including, without limitation, Sections 1, 3, 5, 6, 7(g), 9, 10, 11 and 12 shall survive termination. Upon termination both parties shall, upon written request, return or certify destruction of Confidential Information of the other party. Neither party shall be liable to the other for damages of any sort resulting solely from terminating this Agreement in accordance with its terms.

     (h)  Transition. Upon the expiration or earlier termination of this
          ----------
Agreement, Company shall cooperate with Microsoft to assist in the orderly transition of Services to Microsoft, or as Microsoft may direct, in a professional manner, with no disruption to the Services.

8.   Default in Performance Requirements and Remedies.
     -------------------------------------------------

     (a) In the event there is a failure by Company to meet any of the performance requirements for one or more of the Service Level Areas (a "Service Level Area" is either customer support telephone calls or customer support e-mail inquiries) and customer satisfaction service requirements as specified in
Section 2(b) (collectively, the "Performance Requirements") for the monthly measurement period, Company shall within five (5) business days of such failure provide Microsoft with an outline of a corrective action plan for the applicable Performance Requirement, including training and staff plans, in such detail as is reasonably practicable having regard to the circumstances. Microsoft shall review and

                            Microsoft Confidential                            15
approve or provide required changes to Company on such corrective action plan within five (5) business days from its receipt of such plan.

     (b) If Company does not provide a corrective action plan for such Performance Requirement to Microsoft in accordance with this section, Microsoft shall have the right to terminate this Agreement immediately upon written notice to Company.

     (c) In the event Company does not commence the implementation of the corrective action plan as approved and/or modified by Microsoft for such Performance Requirement within ten (10) business days following Microsoft's approval or modification, Microsoft may terminate this Agreement immediately upon written notice to Company.

     (d) In the event that Company fails to meet any of the Performance Requirements, for the applicable month, two (2) or more times during the Term of this Agreement, the Services may be deemed unacceptable by Microsoft, and Microsoft shall have the right to terminate this Agreement immediately upon written notice to Company, regardless of whether Company has provided or implemented corrective action plans for such Performance Requirement.

9.   CONFIDENTIALITY AND PUBLICITY.
     -----------------------------

     (a) Subject to the prior written approval of the other party, either party may use the name of such other party in a press release or public announcement(s) relating to the rights and obligations set forth in this Agreement and/or the relationship established by this Agreement; provided that neither party shall issue any such press release or make any public announcement(s) without the express prior written consent of the other party.

     (b) The parties acknowledge and agree that the Microsoft Non-Disclosure Agreement dated as of ____________________ ("NDA") entered into by and between the parties applies to each party's disclosures under this Agreement as if fully set forth herein and that all of the terms of this Agreement (including but not limited to its existence) and all discussions and negotiations related thereto are considered Confidential Information under the NDA.

     (c) Notwithstanding Section 9(b) above, each party further agrees that the restrictions in the NDA with respect to Confidential Information (as defined in the NDA and including any Confidential Information disclosed in connection with this Agreement) shall survive the termination of this Agreement. Each party may disclose the terms and conditions of this Agreement to its employees, affiliates and its immediate legal and financial consultants as required in the ordinary course of that party's business, provided that such employees, affiliates and/or legal and/or financial consultants agree in writing in advance of disclosure to be bound by the NDA and this Section 9, and may disclose Confidential Information as required by government or judicial order, provided each party gives the other party prompt notice of such order and complies with any protective order (or equivalent) imposed on such disclosure.

     (d) Each party acknowledges that monetary damages may not be a sufficient remedy for unauthorized disclosure or use of Confidential Information and that each party may seek, without waiving any other rights or remedies, such injunctive or equitable relief as may be deemed proper by a court of competent jurisdiction.

10.  NOTICES AND REQUESTS.
     --------------------

     All notices and requests in connection with this Agreement shall be deemed given as of the day they are received either by messenger, delivery service, or in the United States of America mails, postage

                            Microsoft Confidential                            16
prepaid, certified or registered, return receipt requested, and addressed as follows,

NOTICES TO Company:                        NOTICES TO Microsoft:
------------------                         --------------------

RMH Teleservices, Inc.                     Microsoft Corporation
40 Morris Ave.                             One Microsoft Way
Bryn Mawr, PA 19010                        Redmond, WA 98052-6399
Attn.: Noah Asher                          Attn.: Susan Everest
Telephone: 610-520-5300                    Telephone: (425)703-5362
Fax:       610-526-2028                    Fax:       (425)936-7329

Copy to:
Wolf, Block, Schorr and Solis-Cohen LLP
250 Park Avenue                            Copy to: Microsoft Law & Corporate
New York, NY  10177                                 Affairs
Attn.:  David Bronston, Esq.               Fax:       (425) 936-7409
Telephone: 212-986-1116
Fax:       212-986-0604


or to such other address as the party to receive the notice or request so designates by at least ten (10) days prior written notice to the other.

11.  AUDIT.
     -----

     During the Term of this Agreement and for two (2) years thereafter, Company agrees to keep all usual and proper records and books of account and all usual and proper entries relating to Company's performance of Services under this Agreement, including, without limitation, reporting obligations under section 2(e) of this Agreement. During the Term and for a period of two (2) years following the expiration or termination of this Agreement, Microsoft shall have the right to cause an audit and/or inspection to be made of the applicable Company records and facilities in order to verify statements issued by Company and Company's compliance with the terms of this Agreement. Any such audit shall be conducted by an independent certified public accountant selected by Microsoft (other than on a contingent fee basis). Any audit and/or inspection shall be conducted during regular business hours at Company's facilities with or without notice. Company agrees to provide Microsoft's designated audit or inspection team access to the relevant Company records and facilities. Such audits shall be made no more often than once every twelve (12) months. If an audit reveals that Company has over-billed Microsoft by five percent (5%) or more of the amounts billed for any audited period of time, Company agrees, in addition to recomputing and making immediate payment to Microsoft of all amounts over-billed, plus interest at the highest prime rate set forth from time to time in the Wall Street Journal in the United States plus two percentage points (or, if less, at a rate equal to the highest rate permitted under applicable law), based on the actual and true amounts over billed, to pay Microsoft all reasonable costs and expenses incurred by Microsoft in conducting such audit, including, but not limited to, any amounts paid to any auditor or attorney.

12.  GENERAL.
     -------

     (a)  Governing Law. This Agreement shall be governed by the laws of the
          -------------
State of Washington as though entered into by Washington residents and to be performed entirely within the State of Washington. Company consents to exclusive jurisdiction and venue in the state and federal courts

                            Microsoft Confidential                            17
sitting in King County, Washington. In any action or suit to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the prevailing party shall be entitled to recover its costs, including reasonable attorneys' fees.

     (b)  Independent Contractors. The Parties' relationship to each other in
          -----------------------
the performance of this Agreement is that of independent contractors. Nothing contained in this Agreement will place the Parties in the relationship of partners, joint ventures, principal-agent, or employer-employee, and neither party will have any right to obligate or bind the other in any manner whatsoever nor represent to third parties that it has any right to enter into any binding obligation on the other party's behalf. It is expressly understood, acknowledged and agreed that Support Professionals and their supervisors, and managers and other employees of Company providing the Services shall remain under the direction and control of Company. All compensation of Support Professionals, including payroll taxes and benefits shall be the responsibility of Company, and Support Professionals shall have no right to any benefits granted to any Microsoft employees.

     (c)  Entire Agreement. This Agreement, including Exhibits, constitutes the
          ----------------
entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements or communications with respect to the subject matter hereof. This Agreement shall not be modified except by a written agreement dated subsequent to the date of this Agreement and signed on behalf of Company and Microsoft by their respective duly authorized representatives.

     (d)  Third Party Beneficiaries. This Agreement shall not provide any person
          -------------------------
or entity not a party to this Agreement with any remedy, claim, liability, reimbursement, cause of action or other right.

     (e)  Waiver. No waiver of any breach of any provision of this Agreement
          ------
shall constitute a waiver of any prior, concurrent, or subsequent breach of the same or any other provisions hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.

     (f)  Enforceability. In the event that any provision of this Agreement
          --------------
conflicts with governing law or if any provision is held to be null, void or otherwise ineffective or invalid by a court of competent jurisdiction, (i) such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law, and (ii) the remaining terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect. This Agreement has been negotiated by the parties and their respective counsel and will be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either party.

     (g)  Assignment. This Agreement and any rights and/or obligations hereunder
          ----------
may be assigned by Microsoft but may not be assigned by Company (except to its' wholly-owned subsidiaries) without Microsoft's prior written approval. Any attempted assignment, sub-license, transfer, encumbrance or other disposal without such consent shall be void and shall constitute a material default and breach of this Agreement. Except as otherwise provided, this Agreement shall be binding upon and inure to the benefit of the parties' successors and lawful assigns.

     (h)  Headings. The section headings used in this Agreement are intended for
          --------
convenience only and shall not be deemed to affect in any manner the meaning or intent of this Agreement or any provision hereof.

     (i)  Not an Offer.  This Agreement does not constitute an offer by either
          ------------
party and shall not be effective until signed by both Parties.

                            Microsoft Confidential                            18

     (j)  Inability to Perform. If either party is unable to perform under this
          --------------------
Agreement due to circumstances or causes beyond its reasonable control, and which could not by reasonable diligence have been avoided, such party shall have the option subject to the approval of the other party, which approval shall not be unreasonably withheld, without liability, of suspending performance of its obligations under this Agreement for the duration of such contingency upon written notice to the other party; provided, however, that if Company suspends its performance pursuant hereto, Microsoft's obligations to make any payments to Company shall be suspended until Company resumes rendering the Services in accordance with the terms of this Agreement. Such causes shall include without limitation acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, failures of third party vendors, power failures, earthquakes, floods or other natural disasters. In the event of delays for sixty (60) days or more, either party may terminate this Agreement by giving written notice thereof to the other party.

Microsoft Corporation                    RMH Teleservices, Inc.


/s/ xxxx xxxx                            /s/ Paul J. Burkitt
------------------------------           ---------------------------------
Signature                                Signature

xxxx xxxx                                Paul J. Burkitt
------------------------------           ---------------------------------
Name (print)                             Name (print)

General Manager                          EVP Sales and Marketing
------------------------------           ---------------------------------
Title                                    Title

12/14/00                                 12-1-00
------------------------------           ---------------------------------
Date                                     Date

                            Microsoft Confidential                            19